Exhibit 10.41
SUPPLEMENTAL CONFIRMATION

To:	Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, CA 95054

From:	Goldman, Sachs & Co.

Subject:	Accelerated Share Buyback

Ref. No:	SDB1622403043

Date:	September 18, 2006
The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“GS&Co.”) and Applied Materials, Inc. (“Counterparty” and together with GS&Co., the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between GS&Co. and Counterparty as of the relevant Trade Date for the Transaction referenced below.
1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of September 18, 2006 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	September 18, 2006
Initial Share Price:	USD17.20 per Share.
Valuation Date:	January 18, 2007
Number of Shares:	145,000,000
Settlement Price Adjustment Amount	USD [***]
Ordinary Dividend Amount:	For any calendar quarter, USD [***]
Termination Price:	USD [***] per Share
Reserved Shares:	62,800,000 Shares
Counterparty Additional Payment Amount:	USD [***]
3. Counterparty represents and warrants to GS&Co. that neither it (nor any “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act) have made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date.

***	information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.
    Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to this Transaction, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely, GOLDMAN, SACHS & CO.
By:	/s/ Conrad Langenegger
Authorized Signatory
	Name: Title:	Conrad Langenegger Vice President, Equity Derivatives Administration

Agreed and Accepted APPLIED MATERIALS, INC.
By:	/s/ Nancy H. Handel
	Name:	Nancy H. Handel
	Title:	Senior Vice President and Chief Financial Officer

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